                                                                    Exhibit 11.1

Computation of Primary and Fully Diluted Earnings Per Common Share

EARNINGS

                                                    3/31/95      3/31/96       3/31/97
                                                    -------      -------       -------

Net Loss                                           $ 294,708  $(1,254.418) $   291,750
Series A Preferred Stock Dividends                  (188,571)    (185,199)     (91,542)
Series B Preferred Stock Dividends                  (465,540)    (464,655)    (232,332)
Series B Preferred Stock Dividends in arrears              0            0     (134,732)
                                                  ----------  -----------   ----------

Pro Forma Loss Applicable to Common Stock         $ (359,403) $(1,904,272)  $ (166,856)

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

SHARES

Weighted Average Common Shares for the
  period ended                                 7,210,268   8,033,640   8,240,776

Additional Shares Assuming Conversion of:
  Employee Options Exercised                           0           0           0
                                               ---------   ---------   ---------

Pro Forma Shares for Primary Earnings
  Per Common Share                             7,210,268   8,033,640   8,240,776
                                               ---------   ---------   ---------

Additional Shares Assuming Conversion of:
  Preferred Stock                                      0           0           0
                                               ---------   ---------   ---------

Pro Forma Shares for Fully Diluted Earnings
  Per Common Share                             7,210,268   8,033,640   8,240,776
                                               =========   =========   =========

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Primary Earnings Per Common Share     $( .05)      $( .24)        $(.02)
Fully Diluted Earnings Per Share     *$( .05)     *$( .24)       *$(.02)


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* Common Stock Equivalents Have an Anti-Dilutive Effect on Earnings Per Share
  and are Excluded From This Exhibit.